Exhibit 1.1

BEST INC.

62,100,000 American Depositary Shares

Representing

62,100,000 Class A Ordinary Shares

UNDERWRITING AGREEMENT

            , 2017

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
U.S.A.

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
U.S.A.

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
U.S.A.

As Representatives of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

1.                                       Introductory. BEST Inc., an exempted company incorporated in the Cayman Islands (the “Company”), agrees, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”), an aggregate of 53,560,000 American Depositary Shares (“ADSs”), each ADS representing one Class A ordinary share, par value US$0.01 per share (the “Ordinary Shares”) of the Company, and the shareholders listed in Schedule B hereto (the “Selling Shareholders”) severally and not jointly agree, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 8,540,000 ADSs. At the election of the Underwriters, certain of the Selling Shareholders (to the extent indicated in Schedule B hereto) severally and not jointly agree, subject to the terms and conditions stated herein, to sell up to an aggregate of 9,315,000 additional ADSs. The aggregate of 62,100,000 ADSs to be sold by the Company and the Selling Shareholders are hereinafter referred to as the “Firm Securities,” and the aggregate of up to 9,315,000 additional ADSs to be sold by certain Selling Shareholders are hereinafter referred to as the “Optional Securities.” Schedule B attached hereto lists the number of Firm Securities and maximum number of Optional Securities to be sold by each of the Selling Shareholders. The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the underlying Ordinary Shares (hereinafter referred to as the “Offered Shares”).

The Underwriters have agreed to reserve a portion of the Offered Shares to be purchased by them under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Final Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Directed Share Program shall be administered by J.P. Morgan Securities LLC (with respect to Directed Shares (as defined below) offered in the United States) and CLSA Limited (with respect to Directed Shares offered outside of the United States) (together, the “DSP Underwriters”). The ADSs to be sold pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not confirmed orally or in writing for purchase by any Participant by 9:00 A.M. (New York City time) on the day following the date of this Agreement will be offered to the public by the Underwriters as set forth in the Final Prospectus.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of              , 2017 among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of the American Depositary Receipts (“ADRs”) issued by the Depositary and evidencing the ADSs.

2.                                       Representations and Warranties of the Company and the Selling Shareholders.

(A)                              The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)                                 The Company has filed with the Commission a registration statement on Form F-1 (File No. 333-218959) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) of the Act and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” A registration statement on Form F-6 (File No. 333-220361) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-38198) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares. For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus or any amendment or supplement, or the Final Prospectus (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional

Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The offer and sale of the Offered Securities have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means                       [A.M.] (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement becomes effective pursuant to Rule 462(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the Public Offering Price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being so specified in Schedule C-1 to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and as stated in Schedule C-2 to this Agreement.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities (as defined below), taken as a whole.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules (the “Exchange Rules”) of the New York Stock Exchange (the “Exchange”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “Rule” is to the indicated Rule under the Act.

(b)                                 (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Selling Shareholder or any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 8(c) hereof).

(c)                                  At the time of the initial filing of the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(d)                                 As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated September 6, 2017 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C-1 to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus stated in Schedule C-2 to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Selling Shareholder or any Underwriter through the Representatives specifically for use therein.

(e)                                  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package or the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)                                   The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a Material Adverse Effect. The amended and restated memorandum and articles of association that will become effective upon the completion of the Public Offering, or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and will be in full force and effect upon their respective adoption in accordance with applicable Cayman Islands law.

(g)                                  The principal subsidiaries and consolidated variable interest entities listed on Exhibit 21.1 of the Registration Statement (each as a “Controlled Entity” and collectively as “Controlled Entities”) constitute all of the entities controlled directly or indirectly by the Company other than those subsidiaries which, considered in the aggregate or as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act. Each Controlled Entity has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the General Disclosure Package; and, to the extent applicable, each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a Material Adverse Effect; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of each Controlled Entity has been duly authorized and validly issued and is fully paid or partially paid as permitted by applicable laws of the applicable jurisdiction (to the extent such concept exists or is applicable in such jurisdiction), and such share capital (other than the share capital of the VIE (as defined below)) is owned, directly or indirectly, by the Company as set forth in the Registration Statement and the General Disclosure Package, free from liens, encumbrances and claims, except to the extent that such liens, encumbrances or claims would not have a Material Adverse Effect.

(h)                                 The Offered Securities and all other outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company conforms as to legal matters in all material respects to the description thereof set forth in the Registration Statement and the General Disclosure Package; all outstanding ordinary shares of the Company are, and, when the Offered Securities sold by the Company have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will be validly issued, fully paid and nonassessable, and conform in all material respects to the description of such Offered Securities contained in the Registration Statement and the General Disclosure Package; except as disclosed in the Registration Statement and the General Disclosure Package, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company or any of the Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the Offered Shares, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary against issuance of the Offered Securities; the ADSs to be sold by the Company, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the Underwriters; and except as disclosed in the Registration Statement and the General Disclosure Package, there are no restrictions on subsequent transfers of such ADSs under the laws of the Cayman Islands, the PRC or the United States.

(i)                                     Except as disclosed in the Registration Statement and the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the Registration Statement and the General Disclosure Package (i) there has been no development or event that would have a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital or long-term indebtedness of the Company and the Controlled Entities, taken as a whole, (iv) neither the Company nor any of the Controlled Entities has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed in the Registration Statement and the General Disclosure Package, and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the General Disclosure Package.

(j)                                    The description of each of the material agreements under the caption “Our History and Corporate Structure” in the Registration Statement, the General Disclosure Package and the Final Prospectus, to which any of the Controlled Entities and the shareholders of the Controlled Entity that is a variable interest entity (“VIE”) are a party (collectively, the “VIE Agreements”) are accurate in all material respects, and all material agreements relating to the Company’s corporate structure have been so disclosed. Each party of the VIE Agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has duly authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. Each of the VIE Agreements is in valid legal form under the laws of the PRC; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements, except for equity pledges under the amended and restated equity pledge agreement which have been filed with the relevant PRC governmental authorities and except that the exercise of the call options under the amended and restated exclusive call option agreement and the foreclosure of the pledge under the amended and restated equity pledge agreement should be approved and/or registered with the relevant PRC governmental authorities. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs.

(k)                                 Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Controlled Entities have good and marketable title to all properties and assets owned by them which are material to the business of the Company and the Controlled Entities, taken as a whole, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof (to the Company and the Controlled Entities, taken as a whole) or materially (to the Company and the Controlled Entities, taken as a whole) interfere with the use made or to be made thereof by them and, any real property and buildings held under lease by each of the Company and the Controlled Entities are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material (to the Company and the Controlled Entities, taken as a whole) and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Controlled Entities.

(l)                                     Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and each of the Controlled Entities maintain such insurance covering their respective properties, operations, personnel and businesses as is customary for similar businesses in the jurisdiction in which they operate.

(m)                             Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Controlled Entities (i) possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits and have made all declarations and filings with the appropriate domestic or foreign governmental or regulatory authorities (collectively, “Licenses”), as described in the Registration Statement and the General Disclosure Package, except any such failure to possess or be in compliance with such Licenses which would not be reasonably likely to have a Material Adverse Effect, and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Controlled Entities, would, individually or in the aggregate, have a Material Adverse Effect.

(n)                                 Neither the Company nor any of the Controlled Entities is (i) in violation of its respective charter or other constitutive documents, (ii) in violation of any applicable judgment, law or statute or any order, Rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Controlled Entities or any of their properties or assets or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults under clauses (ii) or (iii) above that would not, individually or in the aggregate, result in a Material Adverse Effect.

(o)                                 Except as disclosed in the Registration Statement and the General Disclosure Package, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the issuance, offering and sale of the Offered Securities, except such as have been obtained or made and such as may be required under U.S. state securities laws.

(p)                                 The execution, delivery and performance of the Transaction Documents, and the issuance and sale of the Offered Securities hereunder by the Company and the deposit of the Offered Shares by the Company with the Depositary against issuance of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents in connection with this offering will not result in any violation of (i) any agreement or other instrument binding upon the Company or the Controlled Entities; (ii) the provisions of the articles of association, business license or other constitutive documents of the Company or any of the Controlled Entities; and (iii) any applicable judgment, law or statute or any order, Rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Controlled Entities or any of their properties or assets, except, in the case of (i) and (iii) above, for such violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q)                                 The Offered Securities have been approved for listing on the Exchange.

(r)                                    Except as disclosed in the Registration Statement and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), other than registration rights that have been or will be satisfied, waived or complied with.

(s)                                   This Agreement has been duly authorized, executed and delivered by the Company.

(t)                                    The Deposit Agreement has been duly authorized, and will be executed and delivered by the Company upon the Closing and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon issuance by the Depositary of the ADRs evidencing ADS and the deposit of Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly authorized, validly issued, fully paid and nonassessable, and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of the ADRs specified therein and in the Deposit Agreement. The Deposit Agreement conforms in all material respects to the descriptions thereof contained in the Registration Statement and the General Disclosure Package.

(u)                                 Except as disclosed in the Registration Statement and the General Disclosure Package, all dividends and other distributions declared and payable on the ordinary shares of the Company may under the current laws, rules and regulations of the Cayman Islands be paid to the Depositary, and where they are to be paid from the Cayman Islands are freely transferred out of the Cayman Islands; all such dividends and other distributions will not be subject to withholding or other taxes under the laws, rules and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any governmental authorization in the Cayman Islands.

(v)                                 Except as disclosed in the Registration Statement and the General Disclosure Package, no Controlled Entity of the Company is currently prohibited, directly or indirectly, from paying any dividends to its shareholders, from making any other distribution to its shareholders on such Controlled Entity’s share capital, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s property or assets to the Company or another entity controlled by the Company.

(w)                               Neither the Company, any of the Controlled Entities, nor, to the Company’s knowledge, any of their respective directors, officers and its affiliates, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(x)                                 Any third-party statistical and market-related data included in the Registration Statement and the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate. The Company has obtained written consents for the use of such data from such sources to the extent required.

(y)                                 Except as disclosed in the Registration Statement and the General Disclosure Package, there are no pending or, to the Company’s knowledge, threatened actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities.

(z)                                  To the Company’s knowledge, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Company’s Board of Directors (the “Board”) or in the Company, as the case may be.

(aa)                          The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement and the General Disclosure Package, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb)                          The Company does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and does not expect to be classified as a PFIC for the taxable year ended December 31, 2017.

(cc)                            There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and the General Disclosure Package or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(dd)                          Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Controlled Entities own, possess or can acquire or license on reasonable terms all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) material to the conduct of the business now conducted by the Company and the Controlled Entities, taken as a whole, as described in the Registration Statement and the General Disclosure Package, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement and the General Disclosure Package, to the Company’s knowledge, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect.

(ee)                            Except as disclosed in the Registration Statement and the General Disclosure Package, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A or Regulation D or S under the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or conversion of outstanding preference convertible securities.

(ff)                              The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(gg)                            The consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement and the General Disclosure Package comply in all material respects with the applicable requirements of the Act, and fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and the unaudited financial results, including any quarterly financial results, included in the Registration Statement and the General Disclosure Package comply in all material respects with the applicable requirements of the Act, and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein.

(hh)                          Ernst & Young, which has audited or reviewed certain consolidated financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the U.S. Public Company Accounting Oversight Board and as required by the Act.

(ii)                                  Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Board are in compliance with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the General Disclosure Package, since the end of the Company’s latest audited consolidated financial statements included in the General Disclosure Package, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(jj)                                Except as disclosed in the Registration Statement and the General Disclosure Package, neither the Company nor any of the Controlled Entities has any material (to the Company and the Controlled Entities, taken as a whole) obligation to provide, and each of them has made required payments, for retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities, or to any other person.

(kk)                          No labor dispute with the employees of the Company or any of the Controlled Entities exists or, to the Company’s knowledge, is contemplated that is material to the Company and the Controlled entities taken as a whole. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of the Company or the Controlled Entities.

(ll)                                  Except as disclosed in the Registration Statement and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(mm)                  Neither the Company nor any of the Controlled Entities is in violation of any applicable statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect.

(nn)                          The Company and each of the Controlled Entities have filed all tax returns required to be filed through the date of this Agreement or have requested extensions thereof except for those tax returns the failure to file which does not and would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect, and all taxes (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(oo)                          Neither the Company nor any of its subsidiaries, nor any of the directors or officers of the Company, nor, to the Company’s knowledge, any employee, agent or representative of the Company or any of its subsidiaries acting on the behalf of the Company or any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to corruptively influence official action or secure an improper advantage for the Company or any of its subsidiaries; and the Company and its subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws in all material respects.

(pp)                          The operations of the Company and its subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of all applicable jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(qq)                          Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any directors, officers, employees, agents, affiliates or representatives of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject or target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or any orders or licenses issued pursuant to the Iran Sanctions Act, as amended (“ISA”); the Comprehensive Iran Sanctions and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act, the National Defense Authorization Act for Fiscal Year 2012, the Iran Freedom and Counter-Proliferation Act of 2012, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, or the U.S. Syria Accountability and Lebanese Sovereignty Act (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).

(rr)                                The Registration Statements, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement and the filing of the Registration Statements, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statements, the ADS Registration Statement and the Exchange Act Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(ss)                              Each of the Company and the Controlled Entities has complied, and complies, in all material respects, with the applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”). With respect to the shareholding of each direct shareholder that is, to the Company’s knowledge, a PRC resident or PRC citizen, each of the Company and the Controlled Entities has taken all reasonable steps to procure any registration and other procedures required under applicable SAFE Rules and Regulations.

(tt)                                The Company has the power to submit, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the General Disclosure Package, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

(uu)                          The Company has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities, other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any General Use Issuer Free Writing Prospectus set forth on Schedule C-1 hereto.

(vv)                          The Company has not offered or sold, or caused the DSP Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the intent to influence unlawfully a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with the Company or any of its affiliates.

(ww)                      Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(B)                              Each Selling Shareholder, severally and not jointly, represents and warrants as to and in respect of itself to, and agrees as to and in respect of itself with, the several Underwriters that:

(a)                                 Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Ordinary Shares underlying the ADSs to be delivered by such Selling Shareholder on each Closing Date and full right, power and authority to enter into this Agreement and, assuming the effectiveness of the Registration Statement and the ADS Registration Statement, to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder and to deposit with the Depositary the Ordinary Shares underlying the ADSs to be sold by such Selling Shareholder on each Closing Date hereunder; and upon the delivery of and payment for the ADSs to be sold by such Selling Shareholder on each Closing Date hereunder, the several Underwriters will acquire valid title to the ADSs to be delivered by such Selling Shareholder on such Closing Date free of any “adverse claims” as defined under Section 8-102 of the Uniform Commercial Code as in effect in the State of New York; for purposes of this representation, such Selling Shareholder may assume that (A) no Underwriter has notice of any adverse claims, (B) such ADSs will have been registered to the accounts of the Underwriters with DTC or another securities intermediary, and (C) DTC or such other securities intermediary is a “securities intermediary” within the meaning of Section 8-102 of the Uniform Commercial Code and that the jurisdiction of DTC or such securities intermediary is the State of New York.

(b)                                 No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by the Custody Agreement (the “Custody Agreement”) entered into by such Selling Shareholder and the Company, as custodian (the “Custodian”), or this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Shareholder except such as have been obtained or made or that, if not obtained, would not have an adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder, or except as may be required under the Securities Act or U.S. state securities laws.

(c)                                  The execution, delivery and performance of the Custody Agreement (if any), the Power of Attorney (as defined below) (if any) and this Agreement and the consummation of the transactions therein and herein contemplated will not (A) result in any violation of the provisions of the articles of association, articles of incorporation or other constituent documents of such Selling Shareholder that is not a natural person, and (B) result in the violation of any judgment, law or statute applicable to such Selling Shareholder or any order, Rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Selling Shareholder or any of its properties or assets, except, in the case of (B), for those violations that would not, individually or in the aggregate, result in a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereunder.

(d)                                 The Custody Agreement with respect to such Selling Shareholder (if any) has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes the valid and legally binding obligations of such Selling Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e)                                  The power of attorney with respect to such Selling Shareholder (if any) (the “Power of Attorney”), which appoints certain individuals named therein as such Selling Shareholders’ attorneys-in-fact to the extent set forth therein, constitutes a valid instrument granting the attorneys-in-fact named in such Power of Attorney the power and authority stated therein, and permits the attorneys-in-fact to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney, and such Power of Attorney has not been revoked, cancelled or terminated on the date of this Agreement.

(f)                                   (i) The Registration Statement, as of the Effective Time, the date of this Agreement and each Closing Date, (ii) the General Disclosure Package, as of the Applicable Time, and (iii) the Final Prospectus, as of its date and, the time of its filing pursuant to Rule 424(b) or, if no such filing is required, as of the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and as of each Closing Date, in each case did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the representations and warranties set forth in this Section 2(B)(f) shall apply only to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Representatives by such Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by such Selling Shareholder consists of the statements relating to such Selling Shareholder in the section under the heading “Principal and Selling Shareholders” in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(g)                                  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(h)                                 Other than in the case of Broad Street Principal Investments, L.L.C., Bridge Street 2014 Holdings, L.P., Stone Street 2014 Holdings, L.P. and MBD 2014 Holdings, L.P. (the “GS Entities”) and Florence Star Worldwide Limited and except as disclosed in the Registration Statement and the General Disclosure Package, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (the “FINRA”) that participates in the offering of the Offered Securities and such Selling Shareholder; none of the proceeds received by such Selling Shareholder from the sale of the Offered Shares and ADSs to be sold by such Selling Shareholder hereunder will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member, except where, in the case of the GS Entities and Florence Star Worldwide Limited, such payment would not violate the rules of FINRA.

(i)                                     Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities by such Selling Shareholder.

(j)                                    The sale of the Offered Securities to be sold by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of the Controlled Entities that is not set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(k)                                 Neither such Selling Shareholder nor any of its affiliates, nor any person acting on its or their behalf has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities in violation of Regulation M or any other applicable laws, rules and regulations, provided that the representation in this section shall not apply to the affiliates of the GS Entities or any persons acting on such affiliates’ behalf.

(l)                                     The participation of such Selling Shareholder in this offering will not violate any applicable Anti-Money Laundering Laws; and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to such Selling Shareholder’s knowledge, threatened.

(m)                             As to and in respect of each Selling Shareholder (other than International Finance Corporation), neither such Selling Shareholder nor any of its subsidiaries, directors or officers, nor, to such Selling Shareholder’s knowledge, any employees, agents, affiliates or representatives of such Selling Shareholder or any of its subsidiaries is currently the subject or the target of any Sanctions, nor is such Selling Shareholder or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, any Sanctioned Country; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(n)                                 Such Selling Shareholder it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 or (iii) an entity deemed to hold “plan assets” of any such plan or account.

3.                                       Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Shareholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of US$           per ADS (the “Purchase Price”), that number of Firm Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Firm Securities as the number of Firm Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

Executed transfer forms for the Offered Shares represented by the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreement. Each Selling Shareholder agrees, severally and not jointly, that the Offered Shares represented by the transfer forms held in custody for such Selling Shareholder under the Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Shareholder for such custody are to the extent set forth therein irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company and the Custodian will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment at the Purchase Price per ADS in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company (for itself and as Custodian for the Selling Shareholders), at             A.M., New York City time, on             , 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price per ADS. The Company and the Selling Shareholders (to the extent indicated in Schedule B hereto) severally and not jointly agree to sell to the Underwriters the number of Optional Securities specified in such notice (in the event the number of Optional Securities specified in such notice is less than the total number of Optional Securities set forth in Schedule B hereto, the number of Optional Securities to be sold by the Company and the Selling Shareholders hereunder shall be reduced proportionally based on the number of Optional Securities the Company and each such Selling Shareholder has agreed to sell as set forth in Schedule B hereto), and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Optional Securities set forth opposite such Underwriter’s name bears to the total number of Optional Securities (subject to adjustment by the Representatives to eliminate fractions) as set forth in Schedule A hereto. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be no later than five full business days after written notice of election to purchase Optional Securities is given. The Company and each of the Selling Shareholders (to the extent indicated in Schedule B hereto) will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment at the Purchase Price per ADS in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company (for itself and as Custodian for the Selling Shareholders).

4.                                       Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public in the United States and in offerings outside the United States pursuant to Regulation S under the Act upon the terms and conditions set forth in the Final Prospectus. It is further understood that the Offered Securities are to be offered to the public initially at US$             per ADS (the “Public Offering Price”).

5.                                       Certain Agreements of the Company and the Selling Shareholders.

(A)                              The Company agrees with the several Underwriters that:

(a)                                 Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)                                 The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and/or (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement so that the statements in the Final Prospectus as so amended or supplemented will comply with applicable law and will not be misleading in the light of the circumstances when the Final Prospectus is delivered to a prospective purchaser. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)                                 As soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)                                  The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonable request. The Final Prospectus shall be so furnished within 24 hours following the execution and delivery of this Agreement. All other such documents shall be so furnished promptly following a request by a Representative once they are available in compliance with applicable private placement exemptions in each applicable jurisdiction.

(f)                                   The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g)                                  The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the General Disclosure Package, the Final Prospectus and any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s counsels and accountants in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the General Disclosure Package, the Final Prospectus and any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, (iii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iv) all expenses in connection with the qualification of the Offered Shares and the Offered Securities for offer and sale under state or foreign securities laws as provided in Section 5(A)(f) hereof, (v) all costs and expenses incident to listing the Offered Securities on the Exchange and any registration thereof under the Exchange Act, (vi) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of The Depository Trust Company (“DTC”), (vii) the cost of printing ADRs corresponding to the Offered Securities, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (x) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section. For the avoidance of doubt, the expenses paid by the Company incident to the performance of the obligations of the Selling Shareholders shall in no event include any underwriting discount and commissions payable in connection with the Offered Securities sold by each such Selling Shareholder and any and all costs and expenses charged by the Depositary in connection with the conversion of the Offered Shares sold by each such Selling Shareholder into ADSs. The Underwriters shall be responsible for (i) all of the costs and expenses incident to the performance of the obligations of the Underwriters hereunder, including (a) fees and disbursements of their counsel and (b) fees and expenses incurred in connection with the administration of the Directed Share Program, and (ii) (a) the costs and expenses of the Underwriters incurred in connection with the roadshow and the road show travel and lodging expenses of the Underwriters, (b) the travel and lodging expenses of the representatives and officers of the Company and any consultants described in sub-section (ix) above, (c) the cost of any aircraft chartered in connection with the roadshow, and (d) the costs of any travel planning services firm in connection with the roadshow. The provisions of this subsection 5(A)(g) shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

(h)                                 For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its ordinary shares or ADSs (“Lock-Up Securities”): (i) offer, sell, pledge, contract to sell or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (iv) file with the Commission a registration statement under the Act relating to Lock-Up Securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Final Prospectus without the prior written consent of the Representatives, provided, however, that the Company shall be permitted during the Lock-Up Period to (1) sell the Offered Securities to be sold hereunder, (2) issue ordinary shares or the grant of options to purchase ordinary shares or restricted share units under the Company’s share incentive plans existing on the date hereof, (3) issue securities upon the exercise of an option or a warrant, the vesting of a restricted share unit or the conversion of a security outstanding on the date hereof of which the Representatives have been advised in writing or which is otherwise described in the Final Prospectus, (4) issue any securities by the Company in connection with the Company’s acquisition of one or more businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the recipients of such securities execute a lock-up agreement in favor of the Underwriters containing substantially the same obligations as those set forth in Exhibit A1, and (5) (A) deposit ordinary shares with the Depositary for conversion into ADSs and (B) transfer ADSs to the Company’s account at The Core Group Holdings Limited (“The Core Group”), the Company’s employee stock ownership plan service provider, in either case in connection with the contemplated issuance of options under the Company’s equity incentive programs following the Lock-Up Period; provided, however, that in any event (x) any such deposit and transfer shall not take place until   business days prior to the expiration of the Lock-Up Period, and (y) the Company shall procure The Core Group not to violate the restrictions set forth in this Section 5(A)(h). The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date of the Final Prospectus or such earlier date that either Citigroup Global Markets Inc. or Credit Suisse Securities (USA) LLC acting on behalf of the Representatives consents to in writing.

(i)                                     The Company will use its best efforts to maintain the listing of the Offered Securities on the Exchange.

(j)                                    The Company will, on or prior to each Closing Date, deposit the Offered Shares to be sold by the Company with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm Securities or Optional Securities, as the case may be, will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at each Closing Date.

(k)                                 If, during such period after the first date of the public offering of the Offered Securities, in the opinion of counsel for the Underwriters, the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offered Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with applicable law.

(l)                                     Upon reasonable request of any Underwriter in writing, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter solely for the purpose of facilitating the offering of the Offered Securities.

(m)                             The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands, (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any, and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

(n)                                 The Company will comply with the SAFE Rules and Regulations, and will take reasonable steps to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them, including, without limitation, requesting each such shareholder and option holders to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(o)                                 The Company agrees (A) to apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Final Prospectus and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act; (B) not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the Investment Company Act, or (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations; and (C) not to, directly or indirectly, use the proceeds from the sale of Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, including the Controlled Entities, in any manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of the Controlled Entities has any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(p)                                 The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable Securities Laws, rules and regulations, including, without limitation, Sarbanes-Oxley.

(q)                                 The Company agrees not to, and to cause the Controlled Entities not to, take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered Securities.

(r)                                    With the prior written consent of the Company, either Citigroup Global Markets Inc. or Credit Suisse Securities (USA) LLC acting on behalf of the Representatives may release or waive the restrictions set forth in a lock-up letter described in Section 7(o) for any party thereunder. If the Representatives, with prior written consent of the Company, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(o) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(s)                                   The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or the Offered Securities, in each case other than the Final Prospectus.

(t)                                    The Company agrees to pay or cause to be paid (i) all documentary, stamp, issuance, transfer or similar taxes, if any, on the transfer and sale to the Underwriters of the Offered Shares and ADSs being sold by the Company and (ii) withholding tax, business tax, value-added tax, sales tax, applicable surcharges and all other taxes imposed on the Company as a result of such transfer and sale under applicable law. All payments to be made by the Company hereunder to an Underwriter shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid by the Company in respect of taxes, duties or charges imposed on (i) an Underwriter (or amounts payable to such Underwriter) solely by reason of a present or former connection between such Underwriter and the applicable jurisdiction imposing such taxes, duties or charges (other than a connection arising as a result of entering into this Agreement or receiving any payments hereunder) or (ii) an Underwriter (or amounts payable to such Underwriter) as a result of any failure by such Underwriter to provide any form or certificate that such Underwriter is legally able to provide but only to the extent that, if such form or certificate had been provided, it would have reduced or eliminated such taxes, duties or charges.

(u)                                 The Company will not (i) facilitate any shareholder’s sale or other transfer of Ordinary Shares or ADSs, or conversion of Ordinary Shares to ADSs, during the Lock-Up Period or (ii) release the Depositary from the restrictions set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Letter (as defined elsewhere in this Agreement), in each case (i) and (ii), without the prior written consent of either Citigroup Global Markets Inc. or Credit Suisse Securities (USA) LLC acting on behalf of the Representatives during the Lock-Up Period; and

(v)                                 The Company will cause each Company option holder that has not entered into a lock-up agreement as contemplated by Section 7(o) to be subject to and comply with the restrictions in the lock-up agreements, including (x) providing each such option holder notice of such restrictions no later than closing of the offering and (y) including a legend with respect to such restrictions on the certificates evidencing the Ordinary Shares to be issued to any such option holder upon exercise of the options during the Lock-Up Period.

(B)                              Each Selling Shareholder, severally and not jointly, agrees with the several Underwriters that:

(a)                                 Such Selling Shareholder shall have entered into a lock-up agreement substantially in the form set forth in Exhibit A2.

(b)                                 Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities in violation of Regulation M or any other applicable laws, rules and regulations.

(c)                                  Such Selling Shareholder agrees to notify promptly the Company and the Representatives of any change in the information supplied in writing relating to such Selling Shareholder in the Registration Statement, the General Disclosure Package and the Final Prospectus at any time prior to the date on which the distribution of the Offered Securities as contemplated herein and in the Registration Statement, the General Disclosure Package and the Final Prospectus has been completed, as determined by the Representatives.

(d)                                 Such Selling Shareholder agrees to deliver or procure delivery to the Representatives prior to or at each Closing Date a properly completed and executed United States Treasury Department Form W-9 or the applicable Form W-8, as applicable (or other applicable form or statement specified by United States Treasury Department regulations in lieu thereof).

(e)                                  Such Selling Shareholder agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or the ADSs, in each case other than the Final Prospectus.

(f)                                   Such Selling Shareholder (other than International Finance Corporation) agrees to pay or cause to be paid all documentary, stamp, issuance, transfer or similar taxes, if any, on the transfer and sale to the Underwriters of the Offered Shares and ADSs being sold by such Selling Shareholder. In addition, such Selling Shareholder agrees to pay or cause to be paid withholding tax, business tax, value-added tax, sales tax, applicable surcharges and all other taxes imposed on such Selling Shareholder as a result of such transfer and sale under applicable law, provided, however, that in the case of International Finance Corporation only, no tax shall be withheld out of the proceeds of any sale by the undersigned to the Underwriters unless such withholding is made based on a formal directive specific to the payment of taxes by the undersigned issued by a competent governmental authority, which directive the undersigned has taken commercially reasonable efforts to challenge but failed to have annulled. All payments to be made by such Selling Shareholder hereunder to an Underwriter shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid by such Selling Shareholder in respect of taxes, duties or charges imposed on (i) an Underwriter (or amounts payable to such Underwriter) solely by reason of a present or former connection between such Underwriter and the applicable jurisdiction imposing such taxes, duties or charges (other than a connection arising as a result of entering into this Agreement or receiving any payments hereunder) or (ii) an Underwriter (or amounts payable to such Underwriter) as a result of any failure by such Underwriter to provide any form or certificate that such Underwriter is legally able to provide but only to the extent that, if such form or certificate had been provided, it would have reduced or eliminated such taxes, duties or charges.

(g)                                  Such Selling Shareholder and/or its direct or indirect owners or controlling persons that is a PRC resident or PRC citizen will use its best efforts to comply with any applicable SAFE Rules and Regulations, including without limitation, completing any registration and other procedures required under applicable SAFE Rules and Regulations, and irrevocably authorizing the controlling person in writing, in accordance with applicable SAFE Rules and Regulations, to handle any registrations and other procedures required under applicable SAFE Rules and Regulations on their behalf.

(h)                                 Such Selling Shareholder agrees not to use any of the proceeds received by it from the sale of the Offered Shares and ADSs pursuant to this Agreement or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in any manner that is not in compliance with applicable laws, rules and regulations of any governmental agency having jurisdiction over such Selling Shareholder including, if applicable, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholder into the PRC under the applicable regulation of the Ministry of Commerce and the State Administration of Foreign Exchange of the PRC.

(i)                                     Such Selling Shareholder agrees to pay or cause to be paid any underwriting discount and commissions payable in connection with the Offered Securities sold by such Selling Shareholder and any and all costs and expenses charged by the Depositary in connection with the conversion of the Offered Shares sold by such Selling Shareholder into ADSs.

6.                                       Free Writing Prospectuses. The Company and the Selling Shareholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Selling Shareholders represent that they have treated and agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.                                       Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the condition that each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof and to the following additional conditions precedent:

(a)                                 The representations and warranties of the Company and the Selling Shareholders contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of such Closing Date, and the Company and the Selling Shareholders shall have performed all of their respective obligations under this Agreement theretofore to be performed.

(b)                                 The Representatives shall have received on such Closing Date a certificate, dated such Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date, (ii) the Company has complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before such Closing Date and (iii) subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no development or event having a Material Adverse Effect, or any development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect except as set forth in the General Disclosure Package or as described in such certificate.

(c)                                  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(A)(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, shall be contemplated by the Commission.

(d)                                 Subsequent to the execution and delivery of this Agreement and prior to such Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities, taken as a whole, the effect of which in the judgment of the Representatives is material and adverse and makes it impracticable to proceed with the offering, sale or delivery of the Offered Securities on such Closing Date on the terms and in the manner contemplated by this Agreement.

(e)                                  There shall not be any material adverse legislative or regulatory developments in the PRC, including but not limited to the M&A Rules and Related Clarifications and laws, rules and regulations that would affect the validity and enforceability of the VIE Agreements, which in the judgment of the Representatives, in consultation with the Company, would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Securities on such Closing Date on the terms and in the manner contemplated in this Agreement.

(f)                                   The Representatives shall have received letters, dated, respectively, the date hereof and such Closing Date, of Ernst & Young, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on each Closing Date shall use a “cut-off date” not earlier than three business days prior to such Closing Date.

(g)                                  The Representatives shall have received the customary opinions and disclosure letter of Simpson Thacher & Bartlett, United States counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(h)                                 The Company shall have received a customary opinion from King & Wood Mallesons, PRC counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives. A copy of such opinion shall have been provided to the Representatives with consent from such counsel.

(i)                                     The Representatives shall have received a customary opinion from Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(j)                                    The Representatives shall have received a customary opinion from Maples and Calder (Hong Kong) LLP, British Virgin Islands counsel for Eight Hundred Logistics Technologies Corporation, dated such Closing Date, in form and substance satisfactory to the Representatives.

(k)                                 The Representatives shall have received a customary opinion from Robertsons, Hong Kong counsel for Best Logistics Technologies Limited, dated such Closing Date, in form and substance satisfactory to the Representatives.

(l)                                     The Representatives shall have received from Latham & Watkins LLP, United States counsel for the Underwriters, the customary opinions and disclosure letter, dated such Closing Date, in form and substance satisfactory to the Representatives.

(m)                             The Representatives shall have received from Haiwen & Partners, PRC counsel for the Underwriters, a customary opinion, dated such Closing Date, in form and substance satisfactory to the Representatives.

(n)                                 The Representatives shall have received one or more customary opinions from U.S. counsels related to the Selling Shareholders, dated such Closing Date, in form and substance satisfactory to the Representatives.

(o)                                 The Representatives shall have received one or more customary opinions of local counsels to the Selling Shareholders (other than International Finance Corporation and Selling Shareholders who are natural persons), dated such Closing Date, in form and substance satisfactory to the Representatives.

(p)                                 The Representatives shall have received a customary opinion from Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance satisfactory to the Representatives.

(q)                                 On or prior to the date hereof, the Representatives shall have received duly executed lock-up agreements from each party set forth in Schedule D substantially in the form set forth in Exhibit A, and such lock-up letters shall be in full force and effect on such Closing Date.

(r)                                    As of such Closing Date, the Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(s)                                   The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, certificates satisfactory to the Representatives evidencing the deposit with it of the Offered Shares being so deposited against issuance of the Offered Securities to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of such Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(t)                                    FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(u)                                 The Company shall have delivered an instruction letter to the Depositary (the “Depositary Letter”), requiring the Depositary, during the Lock-Up Period, not to, other than in connection with the issuance of ADSs to the Company and/or The Core Group in connection with the Company’s equity incentive programs pursuant to paragraph 5(A)(h) hereof, (i) accept any deposit of any Ordinary Shares in the Company’s ADS facility subject to further instructions by the Company, or (ii) issue any new ADSs to any person subject to further instructions by the Company; provided that in the case of (i) and (ii), such further instructions by the Company shall not result in a breach of the restrictions set forth in Section 5(A)(h) hereof and in the lock-up agreements referred to in Section 7(q) hereof, or (iii) establish any additional ADS facility for any other securities relating to the Company.

(v)                                 The Offered Securities shall have been approved to be listed on the Exchange.

(w)                               Each Selling Shareholder shall have delivered to the Representatives a Power of Attorney and a Custody Agreement, each of which duly executed and in form and substance satisfactory to the Representatives.

(x)                                 The Representative shall have received a certificate, dated such Closing Date, of an attorney-in-fact of each Selling Shareholder, in which the attorney-in-fact shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct as of such Closing Date; such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; this Agreement is in the form or substantially the form approved by such Selling Shareholder; and such attorney-in-fact was duly acting as the attorney-in-fact of such Selling Shareholder at the respective times of the signing and delivery of this Agreement, the applicable lock-up agreement for such Selling Shareholder, the Custody Agreement and any other document executed and delivered by such attorney-in-fact prior to or on such Closing Date on behalf of such Selling Shareholder, if any.

(y)                                 The Representatives shall have received from the Custodian a United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

The Company will furnish the Representatives with such opinions, certificates, letters and documents as the Representatives may reasonably request.

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.                                       Indemnification and Contribution.

(a)                                 The Company will indemnify and hold harmless each Underwriter, its affiliates within the meaning of Rule 405 under the Securities Act and their respective directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or any amendment or supplement thereto, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in paragraph (c) below).

In connection with the offer and sale of the Directed Shares, the Company agrees to indemnify and hold harmless each DSP Underwriter, its affiliates and their respective directors, officers, employees and agents and each person, if any, who controls such DSP Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered, (ii) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Participants in connection with the offering of the Directed Shares or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) arising out of or based upon the failure of any Participant to pay for or accept delivery of Directed Shares which have been confirmed orally or in writing for purchase by any Participant by 9:00 A.M. (New York City time) on the day following the date of this Agreement, or (iv) otherwise related to, or arising out of or in connection with, the Directed Share Program or the offering of the Directed Shares.

(b)                                 Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or any amendment or supplement thereto, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information; provided further that notwithstanding the generality of the foregoing, (i) each Selling Shareholder will only be liable pursuant to this Section 8(b) to the extent that such loss, claim, damage, liability, action, litigation, investigation or proceeding arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, it being understood and agreed that the only such written information furnished by such Selling Shareholder consists of the statements relating to such Selling Shareholder in the section under the heading “Principal and Selling Shareholders” in the Registration Statement, the Statutory Prospectus, the Final Prospectus and the Issuer Free Writing Prospectus and (ii) the liability of each Selling Shareholder pursuant to this Section 8(b) shall not exceed the product of (x) the number of ADSs sold by such Selling Shareholder to the Underwriters hereunder and (y) the Purchase Price as set out in this Agreement, less underwriting discounts and commissions.

(c)                                  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors (and director appointees named in the Registration Statement) and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or any amendment or supplement thereto, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished by the Underwriters through the Representatives consists of the underwriters’ names, logos (if included therein) and addresses and the concession figures appearing in the third paragraph, the information relating to such Underwriter’s selling agent (if any) in the fourth paragraph, the thirteenth and fourteenth paragraphs under the caption “Stabilization, Short Position and Penalty Bids”; the sixteenth paragraph under the caption “Electronic Distribution” and the disclosure on sales to discretionary accounts appearing in the eighteenth paragraph under the caption “Underwriting” (in the Registration Statement, the General Disclosure Package and the Final Prospectus (the “Underwriter Information”), and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred.

(d)                                 Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b)  or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b), or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.   In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and their respective directors, officers, employees and agents, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and their respective directors, officers, employees and agents and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section and their respective directors, officers, employees and agents, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters and their respective directors, officers, employees and agents, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company and their respective directors, officers, employees and agents, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders and their respective directors, officers, employees and agents, such firm shall be designated in writing by the persons named as attorneys-in-fact, with respect to the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)                                  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offered Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Each Selling Shareholder’s obligations in this subsection (e) to contribute are several and not joint with the other Selling Shareholders or the Company, and each Selling Shareholder shall not be required to contribute any amount in excess of (together with any amounts payable otherwise under this Section 8) the product of (x) the number of ADSs sold by such Selling Shareholder to the Underwriters hereunder and (y) the Purchase Price as set out in this Agreement, less underwriting discounts and commissions. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (e).

9.             Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the Exchange, the American Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands or the PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands or the PRC authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

10.           Default of Underwriters or One or More Selling Shareholders.

(a)           If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

(b)           If a Selling Shareholder fails at a Closing Date to sell and deliver the number of Offered Securities which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Offered Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 2, 8, 11, 16, 17, 19 shall remain in full force and effect or (ii) elect to purchase the Offered Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 10(b) shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of a default by any Selling Shareholder as referred to in this Section 10(b), each of the Representatives and the non-defaulting Selling Shareholders shall have the right to postpone such Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Final Prospectus or in any other documents or arrangements.

11.           Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, any Selling Shareholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.           Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives: Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, Fax: 212-816-7912; Credit Suisse Securities (USA) LLC, at 11 Madison Avenue, New York, New York 10010, Attention: LCD-IBD; Goldman, Sachs & Co. LLC, Equity Capital Markets — Syndicate Desk, 200 West Street, New York, New York 10282, via telephone: 1-866-471-2526, Fax: 1-212-902-9316, or Email: prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attn: Equity Syndicate Desk, Fax: (212) 622-8358, Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: Equity Capital Markets — Syndicate Desk, Fax: (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, NY 10005, Attention: General Counsel, Fax: (212) 797-4564 ;or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at BEST Inc., at 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Hangzhou, Zhejiang, China, Fax: +86 571 8827 0027, telephone: +86 571 8899 5656; or if sent to the Selling Shareholders or any of them (other than Florence Star Worldwide Limited, GS Entities, Hina Group Fund, L.P., International Finance Corporation, and Liyue Jinshi Investment L.P.), will be mailed, delivered or telegraphed and confirmed to the care of the Company at the address of the Company set forth above; or if sent to Florence Star Worldwide Limited, will be mailed or delivered and confirmed to: Florence Star Worldwide Limited c/o China Renaissance Capital Investment Limited, Suite 305, St George’s Building, 2 Ice House Street, Hong Kong, Attention: Andrew Lo and Simon Yu, Fax: +852 2521 8023, email: Andrew.lo@crcicapital.com and simon.yu@crcicapital.com, with a copy to: Freshfields Bruckhaus Deringer 11/F, Two Exchange Square, Hong Kong, Attention: Calvin C. Lai, Esq., Fax: +852 2810 6192, email: calvin.lai@freshfields.com, or if sent to the GS Entities, will be mailed or delivered and confirmed to the GS Entities at 200 West Street, New York, NY, 10282, Attention: William Y. Eng, with a copy to 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: Wanlin Liu, or if sent to Hina Group Fund, L.P. will be mailed or delivered and confirmed to Hina Group Fund, L.P.,  c/o Eric Clow, CFO, 27660 Central Drive, Los Altos Hills, CA 94022, telephone: (650) 949-4914, Fax: (650) 651-1566, email: eclow@hinagroup.com, or if sent to International Finance Corporation, will be mailed, delivered and confirmed to it at International Finance Corporation, 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America, Fax: +1 (202) 477 6391, Attention: Director, Infrastructure and Natural Resources Department, or if to Liyue Jinshi Investment L.P. will be mailed, delivered and confirmed to Liyue Jinshi Investment L.P., Suite 1603, 135 Trade Center, 135 Bonham Strand, Sheung Wan, Hong Kong, telephone: +852-3705 2886, Attention: Tseng, Kuo-Lung provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.           Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.           Absence of Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that:

(a)           The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the

Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Shareholders on other matters;

(b)           The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; and

(c)           The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company and the Selling Shareholders, including their respective shareholders, employees or creditors.

17.           Currency. The obligation of the Company or any Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18.           Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

19.           Applicable Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and the Selling Shareholders (other than International Finance Corporation) hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Shareholders (other than International Finance Corporation) irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. In connection with this Agreement, each of the Company and the Selling Shareholders (other than International Finance Corporation and the GS Entities) has irrevocably appointed                               , and the GS Entities have irrevocably appointed Goldman, Sachs & Co. LLC, in each case as its authorized agent in the United States upon which process may be served in any such suit or proceeding, and the Company and each such Selling Shareholder (other than International Finance Corporation) agree that service of process upon such agent, and written notice of said service to the Company or such Selling Shareholder by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company or such Selling Shareholder in any such suit or proceeding. The Company and the Selling Shareholders (other than International Finance Corporation) further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Company and the Selling Shareholders (other than International Finance Corporation) irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. International Finance Corporation irrevocably agrees to venue being laid in the courts of the United States of America located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan, in any legal action, suit or proceeding arising out of or relating to this Agreement, and waives any objections to venue based on grounds of forum non conveniens or inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders, one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

BEST INC.

By:
Name:
Title:

THE SELLING SHAREHOLDERS NAMED IN Schedule B ATTACHED HERETO

By:
Name:

By:
Name:

For themselves and as Attorneys-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule B attached hereto

[Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

GOLDMAN SACHS (ASIA) L.L.C.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

Acting on behalf of themselves and as the
Representatives of the several Underwriters.

[Underwriting Agreement]

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs (Asia) L.L.C.
J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.
CLSA Limited
Oppenheimer & Co. Inc.
Stifel, Nicolaus & Company, Incorporated
Keybanc Capital Markets Inc.
Total	62,100,000	9,315,000

SCHEDULE B

Selling Shareholders	Number of Firm Securities to be Sold	Maximum Number of Optional Securities
Shao-Ning Johnny Chou	1,000,000	1,000,000
George Chow	250,000	250,000
Shaohan Joe Chou	250,000	250,000
Florence Star Worldwide Limited	1,500,000	575,000
Shanghai Guangshi Investments Center (Limited Partnership)	1,800,000	2,100,000
GS Entities	535,000	1,000,000
Denlux Logistics Invest Inc.	300,000	800,000
Liyue Jinshi Investment L.P.	1,100,000	600,000
CDH Hercules Limited	250,000	550,000
Hina Group Fund, L.P.	200,000	600,000
China Development Bank International Investment Limited	400,000	440,000
Super Premium Investment Limited	400,000	440,000
International Finance Corporation	330,000	230,000
Sunshui Hopeson Capital Limited	125,000	250,000
Hongkong Jiashi Int’l Group Limited	100,000	230,000
Total	8,540,000	9,315,000

SCHEDULE C-1

General Use Free Writing Prospectuses (included in the General Disclosure Package)

1.

Other Information Included in the General Disclosure Package

1.	Pricing Information: US$ per ADS

SCHEDULE C-2

Limited Use Free Writing Prospectuses (included in the General Disclosure Package)

SCHEDULE D

List of Lock-Up Parties

All directors and executive officers of the Company:

All ordinary and preferred shareholders of the Company:

EXHIBIT A1

Form of Lock-Up Agreement for Directors and Executive Officers

EXHIBIT A2

Form of Lock-Up Agreement for Existing Shareholders

EXHIBIT B

PRESS RELEASE

[DATE]

BEST Inc. (the “Company”) announced today that it is notified by [             /             ], acting on behalf of the joint bookrunners (the “Joint Bookrunners”) in the Company’s recent public sale of 62,100,000 American Depositary Shares, representing 62,100,000 Class A ordinary shares of the Company (the “Ordinary Shares”), the [Joint Bookrunners] are [waiving][releasing] a lock-up restriction with respect to               Ordinary Shares of the Company held by certain officers, directors and shareholders of the Company. The [waiver][release] will take effect on              , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.